Exhibit 21.1

Subsidiaries of Registrant

Subsidiary

Hospital Management Associates, Inc., a Kentucky Corporation
Health Management Associates, Inc., a Kentucky Corporation
Sebring Hospital Management Associates, Inc., a Florida Corporation
Mooresville Hospital Management Associates, Inc., a North Carolina Corporation
Marathon HMA, Inc., a Florida Corporation
Louisburg HMA, Inc., a North Carolina Corporation
Orlando HMA, Inc., a Florida Corporation
Polk HMA, Inc., a Florida Corporation
Biloxi HMA, Inc., a Mississippi Corporation
Health Management Investments, Inc., a Delaware Corporation
Gaffney HMA, Inc., a South Carolina Corporation
Durant HMA, Inc., an Oklahoma Corporation
Van Buren HMA, Inc., an Arkansas Corporation
Hamlet HMA, Inc., a North Carolina Corporation
Health Management Associates of West Virginia, Inc., a West Virginia Corporation
Paintsville Hospital Company, a Kentucky Corporation
Coffee Hospital Management Associates, Inc., a Tennessee Corporation
Riverview Regional Medical Center, Inc., an Alabama Corporation
Topeka HMA, Inc., a Kansas Corporation
Haines City HMA, Inc., a Florida Corporation
Natchez Community Hospital, Inc., a Mississippi Corporation
Sebastian Hospital, Inc., a Florida Corporation
Tequesta HMA, Inc., a Florida Corporation
Punta Gorda HMA, Inc., a Florida Corporation
Hartsville HMA, Inc., a South Carolina Corporation
Statesboro HMA, Inc., a Georgia Corporation
Clarksdale HMA, Inc., a Mississippi Corporation
Midwest City HMA, Inc., an Oklahoma Corporation
Brandon HMA, Inc., a Mississippi Corporation
Anniston HMA, Inc., an Alabama Corporation
Little Rock HMA, Inc., an Arkansas Corporation
Meridian HMA, Inc., a Mississippi Corporation
Meridian HMA Nursing Home, Inc., a Mississippi Corporation
Meridian HMA Clinic Management Inc., a Mississippi Corporation
River Oaks Hospital, Inc., a Mississippi Corporation
ROH, Inc., a Mississippi Corporation
River Oaks Management Company, a Mississippi Corporation
River Oaks Medical Office Building, Inc.
Hernando HMA, Inc., a Florida Corporation
Jackson HMA, Inc., a Mississippi Corporation
Jackson HMA North Medical Office Building Inc., a Mississippi Corporation
Key West HMA, Inc., a Florida Corporation
Key West HMA Physician Management, Inc., a Florida Corporation
Lancaster HMA, Inc., a Pennsylvania Corporation
Lancaster HMA Physician Management, Inc., a Pennsylvania Corporation
Rose City HMA, Inc., a Pennsylvania Corporation
Pasco HMA, Inc., a Florida Corporation
Statesville HMA, Inc., a North Carolina Corporation
Carlisle HMA, Inc., a Pennsylvania Corporation
Pennington Gap HMA, Inc., a Virginia Corporation
Lehigh HMA, Inc., a Florida Corporation

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Subsidiaries of Registrant (continued)

Subsidiary

Regional Cardiology Center, LLC, a Mississippi Corporation
HMA Fentress County General Hospital, Inc., a Tennessee Corporation
HMA Mesquite Hospital Inc., a Texas Corporation
Mesquite HMA General, LLC, a Texas Corporation
Mesquite HMA Limited, LLC, a Texas Corporation
HMA Santa Rosa Medical Center, Inc., a Florida Corporation
Collier HMA, Inc., a Florida Corporation
HMA Foundation, Inc. a Florida Corporation
Madison HMA, Inc., a Mississippi Corporation
Pasco Medical Plaza Condominium, Inc., a Florida Corporation
The Surgery Center at Durant, LLC, an Oklahoma Corporation
Green Clinic, Inc., a Florida Corporation
Hartsville, HMA Physician Management, Inc., a South Carolina Corporation
Personal Home Health Care, Inc. a Tennessee Corporation
Lone Star HMA, L.P., a Texas Corporation
Mooresville HMA Physician Management, Inc., a North Carolina Corporation
PBEC HMA, Inc., a Florida Corporation
Kentucky HMA Physician Management, Inc., a Kentucky Corporation
Keystone HMA Property Management, Inc. a Pennsylvania
Insurance Company of the Southeast, Ltd., a Cayman Island, BWI Corporation
Lake Norman HMA Surgical Center, Inc., a North Carolina Corporation
Canton HMA, Inc., a Mississippi Corporation

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